UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2012

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

(a) Partial Termination of Transaction Agreement

On November 16, 2012, in connection with a series of transactions as hereinafter described, Circle Entertainment Inc. (the "Company"), through its wholly-owned subsidiary, Circle Entertainment Property-Orlando, LLC (the "Circle Subsidiary"), partially terminated that certain Transaction Agreement the Circle Subsidiary previously entered into on February 28, 2011 (the "Transaction Agreement") with The Square, LLC, Orlando Hotel International SPE, LLC, and Orlando Hotel International SPE Holdings, LLC (collectively, the "Whittall Parties"), pursuant to which the Circle Subsidiary was to acquire from the Whittall Parties a 65% ownership interest in two adjacent properties owned by them and located on International Drive in Orlando, Florida, for the purpose of co-developing an entertainment destination center that would be anchored by an observation wheel.

The Transaction Agreement was terminated on November 16, 2012 with respect to one of these two adjacent properties known as the "Square Parcel" (consisting of 18 acres) to facilitate the sale of the Square Parcel to ID Center (FL) LLC, an unaffiliated third party owned by an institutional investor/lender (the "Financing Source"), and related transactions to proceed with development of the Square Parcel. The Financing Source’s purchase of the Square Parcel was financed with a $60,000,000 acquisition and construction loan with CIBC (Canadian Imperial Bank of Canada).

Termination of the Transaction Agreement with respect to the Square Parcel was effectuated upon the Company’s entry into a First Amendment to Transaction Agreement and Assignment of Rights (the "First Amendment to Transaction Agreement"). Under the First Amendment to Transaction Agreement, the Company assigned all of its rights in the Square Parcel along with all of its right, title and interest to all development plans, licenses, and related intellectual property, as well as other rights and agreements developed in connection with and pursuant to the Transaction Agreement relating to the Square Parcel to newly formed entities controlled by Robert F.X. Sillerman and Paul Kanavos (directors, executive officers and greater than 10% stockholders of the Company), Brett Torino (a greater than 10% stockholder of the Company) and Charles Whittal (the principal of the Whittall Parties). These newly formed entities consist of I-Drive Live Parent, LLC ("Parent") and its subsidiaries IDL Master Tenant, LLC and IDL Wheel Tenant, LLC (collectively, the "IDL Subsidiaries");

The Transaction Agreement remains in effect with respect to the other property known as the "OHI Parcel" (consisting of 10 acres).

The foregoing description of the Transaction Agreement is not complete and is qualified in its entirety by reference to the full text of the Transaction Agreement, which is filed as an exhibit to the Company’s Current Report on Form 8-K dated February 28, 2011, as filed with the Securities and Exchange Commission (the "SEC") on March 3, 2011, and is incorporated herein by reference.

The foregoing description of the First Amendment to Transaction Agreement is not complete and is qualified in its entirety by reference to the full text of the First Amendment to Transaction Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

In consideration of the First Amendment to Transaction Agreement:

• the Financing Source through an affiliate entered into two long-term leases with the IDL Subsidiaries, pursuant to which the Square Parcel will be developed by the IDL Subsidiaries into an entertainment destination center anchored by an observation wheel (one long-term lease is for 40 years and relates to the destination center, while the other long-term lease is for 99 years and relates to the observation wheel);

• the Financing Source through affiliates provided a construction loan of $50,000,000 to the Parent and the IDL Subsidiaries to finance construction of the observation wheel and related facilities (the "wheel loan") and under the development agreement advances based on tenant leasing for the purpose of construction of other portions of the center and non- wheel tenant installation (a "development advance")

• Messrs. Sillerman, Kanavos, Torino (collectively, the "Company Principals") and Whittal (together with the Company Principals, the "Principals") personally guaranteed $40,000,000 of the wheel loan, $40,000,000 for completion of the center (with a several limit of $10,000,000), the destination center lease rent for 5 years from opening and the wheel lease rent for 3 years from opening, and a standard environmental indemnity. To the extent the Company has a pro rata interest, it would be responsible for contributing its pro rata share under a guarantee, but it will not have primary liability to the guaranteed party;

• (i) the Company received an 8.5% membership interest in the Parent subject to the terms and conditions of the Parent’s operating agreement (the "Operating Agreement") into which the Company and the Principals entered on November 16, 2012 and a description of which is set forth in subsection (b) below and (ii) the Company received a commitment from the Parent and the IDL Subsidiaries to disburse to the Company certain of the proceeds they receive from the Financing Source subject to the terms and condition of a funding agreement (the "Funding Agreement") into which the parties entered on November 16, 2012 and a description of which is set forth in subsection (c) below; and

• The Principals and the Company agreed to share with the Financing Source 9.9% of the profits in excess of $90,000,000 generated from one or more observation wheels in which all or any of them have an ownership interest for 7 years after completion of this destination center and observation wheel.

The completion of the foregoing transactions on November 16, 2012 represented a restructuring of those originally contemplated under the Transaction Agreement. For more than a year the Company sought potential financing for the development of an entertainment destination center in Orlando, Florida as contemplated by the Transaction Agreement to no avail. Based on the Company’s tenuous financial condition, the large scale of the project and the complexity of construction of an observation wheel, the Company was unable to arrange appropriate financing.

However, eventually, the Financing Source emerged and agreed to explore possible methods for financing the purchase of the property, its development of an entertainment destination center with an observation wheel, but only if acceptable credit enhancement would come forward. The Circle Principals agreed to provide personal guarantees and other consideration (as described above) which served as the basis for the Financing Source to finance the transaction.

Because of the Circle Principals’ involvement in these transactions, the Company’s Board of Directors appointed a special committee of the independent members of the Board to consider whether the proposed transaction was fair, from a financial view, to non-participating and unaffiliated shareholders of the Company. The Special Committee retained independent counsel and a financial advisor, and concluded, with the assistance of such advisors, that the proposed transaction is fair, from a financial view, to the Company’s non-participating and unaffiliated shareholders.

(b) Operating Agreement.

Subject to the terms and conditions of the Operating Agreement, the Company, through a wholly-owned subsidiary, owns an 8.5% membership interest in the Parent while the Principals (through corporate affiliates) own approximately 87.25% of the total membership interests in the Parent and a consultant to the Company owns approximately 4.25%.

Pursuant to the Operating Agreement, the affairs of Parent will be managed by managers selected by the members other than the Company. The Company will be liable for its pro rata share of required additional capital contributions, but the sole remedy if it is unable to fund all or any portion of required additional capital contributions is dilution of its membership interest. Voting by members is in accordance with percentage interests, so the Company’s vote of 8.5% will, in all likelihood, not be significant in decision-making authority. The Operating Agreement further provides that the transfer of membership interests may only be made with consent of a super-majority of the non-transferring members. There are tag-along rights in the event a member decides to sell its membership interest. Under the Operating Agreement, distributions of cash or property will be made first, to members for a preferred return of 12% per annum on their capital contributions; second, to unreturned additional capital contributions; and third, in accordance with percentage interests. Because of the terms of the wheel loan, aside from the amounts set forth above, it is not anticipated that the Company will receive any distributions until the $50,000,000 loan to construct the observation wheel is paid off, as the Financing Source has a cash sweep provision and will apply all excess cash to repayment of the loan and interest earned thereon, estimated to be a minimum of more than 5 years from closing. There is no assurance that there will ever be distributions to the Company under the Operating Agreement or the amount of any such distributions.

The foregoing description of the Operating Agreement is not complete and is qualified in its entirety by reference to the full text of the Operating Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

(c) Funding Agreement.

Under the Funding Agreement, the following proceeds shall be disbursed to the Company from project financing, from time to time, only if, as and when disbursed by Financing Source:

(i) On November 16, 2012, $3,695,000 necessary to fund the final payment requirements under the Termination and Settlement Agreement with William Kitchen and US ThrillRides (as described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, as filed with the SEC on November 9, 2012);

(ii) On November 16, 2012, payment of certain outstanding overhead expenses, including payment for salaries, consulting fees, and project-related expenses in an amount in excess of $1,200,000;

(iii) A separate commitment to fund between $100,000 and $250,000 a month for ongoing overhead expenses of the Company from the monthly draws for construction and improvements to the property so long as such draws continue, which is anticipated to be approximately 18 to 20 months during the construction period and if insufficient to meet those expenses, then each of Messrs. Kanavos and Nelson have agreed to subordinate his salary and the consultant of the Company with the ownership interest in the Parent has agreed to subordinate his consulting fees; and

(iv) On November 16, 2012, $950,000 to fund the settlement of the Huff litigation as approved by the New York State Supreme Court (subject to a limited appeal period) (as described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, as filed with the SEC on November 9, 2012).

There is no assurance that funds will be available from the proceeds of the project financing to disburse funds to the Company under the Funding Agreement as contemplated by clause (iii) above.

The foregoing description of the Funding Agreement is not complete and is qualified in its entirety by reference to the full text of the Funding Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

See Item 1.01 for a description of the partial termination of the Transaction Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description
10.1 First Amendment to Transaction Agreement and Assignment of Rights dated November 16, 2012

10.2 Limited Liability Company Operating Agreement of I-Drive Live Parent, LLC dated November 16, 2012

10.3 Funding Agreement dated November 16, 2012

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

November 21, 2012	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Transaction Agreement and Assignment of Rights dated November 16, 2012
10.2	Limited Liability Company Operating Agreement of I-Drive Live Parent, LLC dated November 16, 2012
10.3	Funding Agreement dated November 16, 2012